Exhibit 99.1

Co-Diagnostics, Inc. Reports Second Quarter 2022 Financial Results

Second quarter results impacted by volume declines;

Further progress on the development of the Co-Dx PCR Home platform

SALT LAKE CITY, August 11, 2022— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results:

●	Revenue of $5.0 million, down from $27.4 million during the prior year period, due primarily to lower demand of the Logix Smart™ COVID-19 Test
●	Gross profit of $4.1 million, representing 81.8% of consolidated revenue stemming from inefficiencies in lower sales volumes
●	Operating loss of $4.1 million compared to operating income of $11.8 million a year ago, due to lower sales volumes and continued investments into research and development
●	Net loss of $2.7 million, compared to a net income of $9.8 million in the prior-year second quarter, representing a loss of $0.08 per fully diluted share
●	Adjusted EBITDA loss of $2.3 million
●	Cash, cash equivalents, and marketable securities of $96.0 million as of June 30, 2022
●	Cash flow from operations of $1.7 million for the second quarter ended June 30, 2022

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, remarked “Our second quarter results reflect lower volumes for our Logix Smart™ COVID-19 Test, which we believe is primarily the result of a reduction in mandated testing in travel and public venues and in government funding for testing programs. The Company has initiatives underway intended to actively address these pressures, such as growing our international distributor network, expanding our infectious disease testing menu including monkeypox, and most importantly, our upcoming at-home/point-of-care testing platform. We anticipate these initiatives will potentially be bolstered by recurring COVID surges as we have previously experienced.”

Mr. Egan further stated that “progress continues in the development and optimization of the Co-Dx™ PCR Home testing platform* and its manufacturing capacity to meet the anticipated demand for gold-standard PCR in at-home and point-of-care settings. We believe that the need for accurate and reliable COVID-19 testing will persist as new variants emerge, and we continue to invest time and resources to meet the evolving demand for COVID-19 and other infectious diseases globally. We remain confident in our business strategy and in our unique portfolio of innovative testing products that extend far beyond COVID-19.”

Second Quarter 2022 and Recent Business Highlights:

●	Indian JV CoSara received clearance from Indian regulators for Hepatitis C viral load test
●	Completed principal design for monkeypox virus test and shipped testing reagents to international distributor
●	Announced global expansion of OEM agreement with Bio Molecular Systems (“BMS”) for the Co-Dx Box™ magnetic induction PCR cycler, to encompass 193 countries worldwide
●	Continued optimization of the Co-Dx PCR Home device, which has been showcased at several tradeshows and conferences.
●	Initiated previously announced repurchase of shares to return value to Company shareholders

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR Home platform is subject to FDA review and is not currently for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets new, state-of-the-art diagnostics technologies. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation tables of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) completion of development and FDA submission for approval of the new Co-Dx at-home/point-of-care PCR testing device, (ii) that there will be recurring COVID surges, and (iii) our confidence that the need for accurate and reliable COVID-19 testing will persist as new variants emerge. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2022, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:

Andrew Benson	Zachary Mizener
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$86,045,405	$88,607,234
Marketable investment securities	9,951,550	1,255,266
Accounts receivable, net	12,260,009	20,839,182
Inventory	4,705,921	2,004,169
Prepaid expenses and other current assets	1,569,374	2,338,444
Note receivable	35,200	75,000
Total current assets	114,567,459	115,119,295
Property and equipment, net	2,421,349	1,933,216
Operating lease right-of-use asset	530,033	-
Goodwill	15,388,546	14,706,818
Intangible assets, net	26,981,667	27,195,000
Investment in joint venture	877,089	1,004,953
Note receivable	75,000	75,000
Total assets	$160,841,143	$160,034,282
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$848,379	$607,506
Accrued expenses, current	1,818,773	3,859,652
Operating lease liability, current	287,900	-
Contingent consideration liabilities, current	3,761,084	5,767,304
Income taxes payable	-	2,213,088
Deferred revenue	-	150,000
Total current liabilities	6,716,136	12,597,550
Long-term liabilities
Income taxes payable	1,464,024	1,067,853
Deferred tax liability	5,310,573	7,228,444
Operating lease liability	201,266	-
Contingent consideration liabilities	2,678,204	4,665,337
Total long-term liabilities	9,654,067	12,961,634
Total liabilities	16,370,203	25,559,184
Commitments and contingencies (Note 12)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 34,313,432 shares issued and 33,780,992 shares outstanding as of June 30, 2022 and 33,819,862 shares issued and outstanding as of December 31, 2021	34,313	33,820
Treasury stock, at cost; 532,440 and 0 shares held as of June 30, 2022 and December 31, 2021, respectively	(2,599,478)	-
Additional paid-in capital	83,838,533	80,271,999
Accumulated earnings	63,197,572	54,169,279
Total stockholders’ equity	144,470,940	134,475,098
Total liabilities and stockholders’ equity	$160,841,143	$160,034,282

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$5,023,226	$27,358,140	$27,722,270	$47,382,909
Cost of revenue	915,432	2,504,355	4,197,383	5,776,920
Gross profit	4,107,794	24,853,785	23,524,887	41,605,989
Operating expenses
Sales and marketing	1,472,225	5,853,313	4,124,373	7,050,859
General and administrative	2,468,421	2,468,433	5,390,616	5,404,122
Research and development	3,889,844	4,669,160	7,661,171	6,886,223
Depreciation and amortization	424,342	71,714	671,606	138,719
Total operating expenses	8,254,832	13,062,620	17,847,766	19,479,923
Income from operations	(4,147,038)	11,791,165	5,677,121	22,126,066
Other income (expense)
Interest income	61,671	10,529	73,064	25,186
(Loss) on disposition of assets	(48,740)	-	(142,161)	-
Gain on remeasurement of acquisition contingencies	812,822	-	4,192,712	-
Gain (loss) on equity method investment in joint venture	(106,525)	128,595	(127,864)	(336,348)
Total other income (expense)	719,228	139,124	3,995,751	(311,162)
Income (loss) before income taxes	(3,427,810)	11,930,289	9,672,872	21,814,904
Income tax provision	(741,507)	2,145,076	644,580	4,130,716
Net income (loss)	$(2,686,303)	$9,785,213	$9,028,292	$17,684,188
Earnings per common share:
Basic	$(0.08)	$0.34	$0.28	$0.62
Diluted	$(0.08)	$0.33	$0.27	$0.59
Weighted average shares outstanding:
Basic	33,472,251	28,794,047	32,509,664	28,728,828
Diluted	33,472,251	29,741,265	33,253,612	29,833,955

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$(2,686,303)	$9,785,213	$9,028,292	$17,684,188
Interest income	(61,671)	(10,529)	(73,064)	(25,186)
Depreciation and amortization	424,342	71,714	671,606	138,719
Transaction costs	47,943	-	126,171	-
Change in fair value of contingent consideration	(812,822)	-	(4,192,712)	-
Stock-based compensation expense	1,533,286	927,338	2,908,381	2,440,347
Income tax provision	(741,507)	2,145,076	644,580	4,130,716
Adjusted EBITDA	$(2,296,732)	$12,918,812	$9,113,254	$24,368,784